Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Capital Markets

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER AND FIRST HALF 2013 FINANCIAL RESULTS

CONSOLIDATED HIGHLIGHTS
Second Quarter 2013		First Half 2013
•	Total revenue increased 15.9% to $808.8 million	•	Total revenue increased 15.6% to $1,611.6 million
•	Operating income increased 15.6% to $312.8 million	•	Operating income increased 12.4% to $612.5 million
•	Cash provided by operating activities increased 8.2% to $390.5 million	•	Cash provided by operating activities increased 2.8% to $784.5 million
SEGMENT HIGHLIGHTS
Second Quarter 2013		First Half 2013
•	Domestic rental and management segment revenue increased 10.1% to $521.0 million	•	Domestic rental and management segment revenue increased 7.9% to $1,036.7 million
•	International rental and management segment revenue increased 28.4% to $268.2 million	•	International rental and management segment revenue increased 30.6% to $529.9 million
•	Network development services segment revenue was $19.6 million	•	Network development services segment revenue was $44.9 million

Boston, Massachusetts – July 31, 2013: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended June 30, 2013.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “During the second quarter of 2013, our Core results significantly outperformed our internal expectations as demand for tower space drove robust leasing activity across our global portfolio. The combination of our extensive, high quality asset base and long-term master lease agreements with leading mobile operators resulted in strong growth in each of our key operating metrics.

We expect the favorable leasing trends we have seen so far this year to continue generating solid Core performance, offsetting potential headwinds from the translation of foreign currency exchange rates. As a result, we are reaffirming our full year outlook for total rental and management revenue and raising our full year outlook for Adjusted EBITDA by $5 million and AFFO by $10 million.”

SECOND QUARTER 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended June 30, 2013 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2012).

Total revenue increased 15.9% to $808.8 million and total rental and management revenue increased 15.7% to $789.2 million. Total rental and management revenue Core Growth was approximately 18.1%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the quarter ended June 30, 2013.

Total rental and management Gross Margin increased 14.2% to $594.8 million. Total selling, general, administrative and development expense was $99.8 million, including $16.6 million of stock-based compensation expense. Adjusted EBITDA increased 12.5% to $524.0 million, Core Growth in Adjusted EBITDA was 14.7%, and Adjusted EBITDA Margin was 65%.

As previously disclosed, during the second quarter of 2012, the Company’s results were positively impacted by the reversal of approximately $4.9 million of revenue reserves and approximately $3.8 million of bad debt expense reserves, attributable to one of the Company’s tenants in Mexico.

Adjusted Funds From Operations (AFFO) increased 19.5% to $366.2 million, which includes the receipt of a one-time income tax refund during the quarter ended June 30, 2013 of $4.5 million in one of the Company’s international markets. AFFO per Share increased 19.5% to $0.92, and Core Growth in AFFO was approximately 18.2%.

Operating income increased 15.6% to $312.8 million, and net income attributable to American Tower Corporation increased 107.1% to $99.8 million. Net income attributable to American Tower Corporation per both basic and diluted common share increased 108.3% to $0.25.

Cash provided by operating activities increased 8.2% to $390.5 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 10.1% to $521.0 million, which represented 64% of total revenues, and domestic rental and management segment Gross Margin increased 10.5% to $425.8 million. Domestic rental and management segment Operating Profit increased 10.3% to $401.6 million, and domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 28.4% to $268.2 million, which represented 33% of total revenues. International rental and management segment Gross Margin increased 24.5% to $169.0 million, while international rental and management segment Operating Profit increased 17.5% to $136.5 million. International rental and management segment Operating Profit Margin was 51% (69%, excluding the impact of $71.3 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $19.6 million, which represented 3% of total revenues. Network development services segment Gross Margin was $12.3 million, and network development services segment Operating Profit was $10.0 million. Network development services segment Operating Profit Margin was 51%.

FIRST HALF 2013 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the six months ended June 30, 2013 (unless otherwise indicated, all comparative information is presented against the six months ended June 30, 2012).

Total revenue increased 15.6% to $1,611.6 million and total rental and management revenue increased 14.7% to $1,566.6 million. Total rental and management revenue Core Growth was approximately 19.2%. Please refer to the selected statement of operations detail on page 13, which highlights the items affecting all Core Growth percentages for the six months ended June 30, 2013.

Total rental and management Gross Margin increased 13.4% to $1,184.8 million. Total selling, general, administrative and development expense was $201.0 million, including $37.3 million of stock-based compensation expense. Adjusted EBITDA increased 12.9% to $1,048.4 million, Core Growth in Adjusted EBITDA was 17.1%, and the Adjusted EBITDA Margin was 65%.

AFFO increased 14.6% to $724.0 million, AFFO per Share increased 14.6% to $1.81, and Core Growth in AFFO was approximately 19.6%.

Operating income increased 12.4% to $612.5 million, while net income attributable to American Tower Corporation increased 0.6% to $271.2 million. Net income attributable to American Tower Corporation per basic common share increased 1.5% to $0.69, and net income attributable to American Tower Corporation per diluted common share remained at $0.68.

Cash provided by operating activities increased 2.8% to $784.5 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 7.9% to $1,036.7 million, which represented 64% of total revenues. Domestic rental and management segment Gross Margin increased 9.0% to $849.7 million, while domestic rental and management segment Operating Profit increased 8.6% to $802.5 million. Domestic rental and management segment Operating Profit Margin was 77%.

International Rental and Management Segment – International rental and management segment revenue increased 30.6% to $529.9 million, which represented 33% of total revenues. International rental and management segment Gross Margin increased 26.1% to $335.1 million, while international rental and management segment Operating Profit increased 22.8% to $273.0 million. International rental and management segment Operating Profit Margin was 52% (70%, excluding the impact of $140.9 million of pass-through revenues).

Network Development Services Segment – Network development services segment revenue was $44.9 million, which represented 3% of total revenues. Network development services segment Gross Margin was $27.3 million, and network development services segment Operating Profit was $22.1 million. Network development services segment Operating Profit Margin was 49%.

Please refer to “Non-GAAP and Defined Financial Measures” on pages 5 and 6 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 14.

INVESTING OVERVIEW

Distributions – On July 16, 2013, the Company paid its second quarter distribution of $0.27 per share, or a total of approximately $106.7 million, to stockholders of record at the close of business on June 17, 2013.

During the first half of 2013, the Company declared an aggregate of $0.53 per share in distributions, or a total of approximately $209.5 million, to its stockholders. Subject to the discretion of the Company’s Board of Directors, the Company expects to continue paying regular distributions, the amount and timing of which will be determined by the Board.

Cash Paid for Capital Expenditures – During the second quarter of 2013, total capital expenditures of $156.7 million included $72.9 million for discretionary capital projects, including spending to complete the construction of 96 towers and the installation of 3 distributed antenna system networks and 224 shared generators domestically and the construction of 303 towers and the installation of 17 distributed antenna system networks internationally; $17.1 million to purchase land under the Company’s communications sites; $7.8 million for start-up capital projects in recently launched markets; $23.4 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $35.6 million for capital improvements and corporate capital expenditures.

During the first half of 2013, total capital expenditures of $280.6 million included $130.1 million for discretionary capital projects, including spending to complete the construction of 144 towers and the installation of 6 distributed antenna system networks and 348 shared generators domestically and the construction of 696 towers and the installation of 25 distributed antenna system networks internationally; $31.9 million to purchase land under the Company’s communications sites; $14.5 million for start-up capital projects in recently launched markets; $45.1 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and $59.0 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the second quarter of 2013, the Company spent $66.1 million for the purchase of 34 domestic towers and 119 international towers. The international towers consisted of those acquired pursuant to previously announced agreements, including 93 towers in Brazil and 26 towers in Colombia.

During the first half of 2013, the Company spent $311.2 million for the purchase of 36 domestic towers and 1,017 international towers.

Stock Repurchase Program – During the second quarter of 2013, the Company repurchased a total of approximately 0.8 million shares of its common stock for approximately $62.1 million pursuant to its stock repurchase program. Between July 1, 2013 and July 19, 2013, the Company repurchased an additional approximately 0.2 million shares of its common stock for an aggregate of approximately $18.2 million.

During the first half of 2013, the Company repurchased a total of approximately 1.0 million shares of its common stock for approximately $74.6 million pursuant to its stock repurchase program.

FINANCING OVERVIEW

Leverage – For the quarter ended June 30, 2013, the Company’s net leverage ratio was approximately 4.0x net debt (total debt less cash and cash equivalents) to second quarter 2013 annualized Adjusted EBITDA.

Liquidity – As of June 30, 2013, the Company had approximately $2.6 billion of total liquidity, comprised of approximately $448.4 million in cash and cash equivalents, plus the ability to borrow an aggregate of approximately $2.2 billion under its two revolving credit facilities, net of any outstanding letters of credit.

FULL YEAR 2013 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of July 31, 2013. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

As reflected in the table below, the Company has reaffirmed the midpoint of its full year 2013 outlook for total rental and management revenue and increased the midpoint of its full year 2013 outlook for Adjusted EBITDA by $5 million and AFFO by $10 million.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the second half of 2013: (a) 2.20 Brazilian Reais; (b) 500.00 Chilean Pesos; (c) 1,900.00 Colombian Pesos; (d) 0.78 Euros; (e) 2.05 Ghanaian Cedi; (f) 59.00 Indian Rupees; (g) 12.60 Mexican Pesos; (h) 2.70 Peruvian Soles; (i) 10.00 South African Rand; and (j) 2,600.00 Ugandan Schillings.

($ in millions)	Full Year 2013			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,160	to	$3,210	13.6%	17.8%
Adjusted EBITDA(1)	$2,085	to	$2,135	11.5%	16.0%
Adjusted Funds From Operations(1)	$1,430	to	$1,480	19.0%	21.3%
Net Income	$655	to	$695	13.6%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint: (1) domestic rental and management segment revenue of $2,100 million; and (2) international rental and management segment revenue of $1,085 million, which includes approximately $292 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding.)

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	17.8%	16.0%	21.3%
Estimated impact of fluctuations in foreign currency exchange rates	(1.6)%	(1.1)%	(1.3)%
Impact of straight-line revenue and expense recognition	(1.9)%	(2.4)%	—
Impact of significant one-time items	(0.7)%	(1.0)%	(0.8)%

Outlook midpoint growth	13.6%	11.5%	19.0%

Outlook for Capital Expenditures:

($ in millions)
(Totals may not add due to rounding.)	Full Year 2013
Discretionary capital projects(1)	$210	to	$270
Ground lease purchases	85	to	105
Start-up capital projects	20	—	20
Redevelopment	95	to	105
Capital improvement(2)	85	to	95
Corporate	30	—	30

Total	$525	to	$625

(1)	Includes the construction of approximately 1,750 to 2,250 new communications sites.
(2)	Includes spending related to a lighting system upgrade in the U.S. of approximately $15 million.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:

($ in millions)
(Totals may not add due to rounding.)	Full Year 2013
Net income	$655	to	$695
Interest expense	420	to	410
Depreciation, amortization and accretion	755	to	735
Income tax provision	35	to	50
Stock-based compensation expense	65	to	70
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, (income) loss on equity method investments and other (income) expense	155	to	175

Adjusted EBITDA	$2,085	to	$2,135

Reconciliations of Outlook for Net Income to Adjusted Funds From Operations:

($ in millions)
(Totals may not add due to rounding.)	Full Year 2013
Net income	$655	to	$695
Straight-line revenue	(139)	—	(139)
Straight-line expense	32	—	32
Depreciation, amortization and accretion	755	to	735
Stock-based compensation expense	65	to	70
Non-cash portion of tax provision	(16)	to	(1)
Other, including other operating expenses, interest expense, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, loss on retirement of long-term obligations, other (income) expense and non-cash interest related to joint venture shareholder loans	193	to	213
Capital improvement capital expenditures	(85)	to	(95)
Corporate capital expenditures	(30)	—	(30)

Adjusted Funds From Operations	$1,430	to	$1,480

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the second quarter and six months ended June 30, 2013 and its outlook for 2013. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 17956884

When available, a replay of the call can be accessed until 11:59 p.m. ET on August 14, 2013. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 17956884

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate. American Tower currently owns and operates over 56,000 communications sites in the United States, Brazil, Chile, Colombia, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments and income taxes. The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) on discontinued operations, net, income (loss) from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges and real estate related depreciation, amortization and accretion, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines Adjusted Funds From Operations as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest and debt discounts and premiums, (vi) other income (expense), (vii) loss on retirement of long-term obligations, (viii) other operating income (expense); and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines Adjusted Funds From Operations per Share as Adjusted Funds From Operations divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and Adjusted Funds From Operations as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, Adjusted Funds From Operations, Adjusted Funds From Operations per Share, Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2013 outlook, foreign currency exchange rates and our expectation regarding the declaration of regular distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) if our tenants consolidate, merge or share site infrastructure with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (5) we could suffer adverse tax or other financial consequences if taxing authorities do not agree with our tax positions; (6) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (9) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (10) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (11) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (12) if we elect not to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates, which would substantially reduce funds otherwise available; (13) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (14) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (15) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows, and may have deferred and contingent tax liabilities; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (17) our leverage and debt service obligations may materially and adversely affect us; (18) restrictive covenants in the loan agreement related to our securitization transaction, the loan agreements for our credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (19) we may incur goodwill and other intangible asset impairment charges which could result in a significant reduction to our earnings; (20) we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow and ability to satisfy debt service obligations; (21) we could have liability under environmental and occupational safety and health laws; (22) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage; and (23) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended March 31, 2013. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2013	December 31, 2012(1)
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$448,447	$368,618
Restricted cash	97,277	69,316
Short-term investments	14,257	6,018
Accounts receivable, net	130,861	143,772
Prepaid and other current assets	232,436	222,895
Deferred income taxes	22,773	25,754

Total current assets	946,051	836,373

Property and equipment, net	5,811,081	5,766,254
Goodwill	2,832,392	2,850,573
Other intangible assets, net	3,214,383	3,197,640
Deferred income taxes	216,463	209,589
Deferred rent asset	842,093	776,201
Notes receivable and other non-current assets	476,931	452,788

TOTAL	$14,339,394	$14,089,418

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$91,021	$89,578
Accrued expenses	293,605	286,962
Distributions payable	107,053	189
Accrued interest	89,701	71,271
Current portion of long-term obligations	57,350	60,031
Unearned revenue	142,310	124,147

Total current liabilities	781,040	632,178

Long-term obligations	8,798,604	8,693,345
Asset retirement obligations	451,549	435,613
Other non-current liabilities	688,334	644,101

Total liabilities	10,719,527	10,405,237

COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock	3,969	3,959
Additional paid-in capital	5,061,814	5,012,124
Distributions in excess of earnings	(1,135,851)	(1,196,907)
Accumulated other comprehensive loss	(274,256)	(183,347)
Treasury stock	(137,353)	(62,728)

Total American Tower Corporation equity	3,518,323	3,573,101
Noncontrolling interest	101,544	111,080

Total equity	3,619,867	3,684,181

TOTAL	$14,339,394	$14,089,418

(1)	December 31, 2012 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES:
Rental and management	$789,199	$682,262	$1,566,632	$1,366,252
Network development services	19,631	15,472	44,926	27,999

Total operating revenues	808,830	697,734	1,611,558	1,394,251

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $257, $202, $503 and $399, respectively)	198,217	165,060	389,512	328,784
Network development services (including stock-based compensation expense of $149, $240, $341 and $504, respectively)	7,492	7,324	17,963	14,585
Depreciation, amortization and accretion	184,608	172,072	370,412	321,727
Selling, general, administrative and development expense (including stock-based compensation expense of $16,649, $13,109, $37,253 and $25,693, respectively)	99,803	76,848	200,956	156,432
Other operating expenses	5,898	5,944	20,217	27,791

Total operating expenses	496,018	427,248	999,060	849,319

OPERATING INCOME	312,812	270,486	612,498	544,932

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,586	3,586	7,129	7,129
Interest income	1,412	2,283	3,126	4,536
Interest expense	(100,815)	(100,233)	(212,581)	(195,350)
Loss on retirement of long-term obligations	(2,669)	—	(37,967)	(398)
Other expense	(141,660)	(118,623)	(119,369)	(65,762)

Total other expense	(240,146)	(212,987)	(359,662)	(249,845)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	72,666	57,499	252,836	295,087
Income tax benefit (provision)	11,447	(23,815)	(7,775)	(51,063)
Income on equity method investments	—	5	—	23

NET INCOME	84,113	33,689	245,061	244,047
Net loss attributable to noncontrolling interest	15,708	14,520	26,167	25,468

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$99,821	$48,209	$271,228	$269,515

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation	$0.25	$0.12	$0.69	$0.68

Diluted net income attributable to American Tower Corporation	$0.25	$0.12	$0.68	$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	395,420	394,743	395,330	394,314

Diluted	399,458	398,811	399,659	398,750

DISTRIBUTIONS DECLARED PER SHARE	$0.27	$0.22	$0.53	$0.43

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$245,061	$244,047
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	38,097	26,596
Depreciation, amortization and accretion	370,412	321,727
Loss on retirement of long-term obligations	35,288	—
Other non-cash items reflected in statements of operations	127,946	112,660
Increase in net deferred rent asset	(53,017)	(59,590)
(Increase) decrease in restricted cash	(27,961)	4,083
(Increase) decrease in assets	(10,229)	33,478
Increase in liabilities	58,924	79,874

Cash provided by operating activities	784,521	762,875

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(280,605)	(226,402)
Payments for acquisitions, net of cash acquired	(311,170)	(532,860)
Proceeds from sale of short-term investments and other non-current assets	27,978	192,977
Payments for short-term investments	(36,881)	(198,174)
Deposits, restricted cash, investments and other	(1,096)	(2,450)

Cash used for investing activities	(601,774)	(766,909)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	—	17,127
Borrowings under credit facilities	249,000	1,325,000
Proceeds from issuance of senior notes, net	983,354	698,670
Proceeds from issuance of Securities in securitization transaction, net	1,778,496	—
Proceeds from term loan credit facility	—	750,000
Proceeds from other long-term borrowings	16,000	77,699
Repayments of notes payable, credit facilities and capital leases	(2,938,699)	(2,652,458)
Contributions from noncontrolling interest holders, net	17,721	46,476
Purchases of common stock	(74,625)	(10,838)
Proceeds from stock options	19,752	31,134
Distributions	(102,984)	(82,881)
Payment for early retirement of securitized debt	(29,234)	—
Deferred financing costs and other financing activities	(13,641)	(29,639)

Cash (used for) provided by financing activities	(94,860)	170,290

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(8,058)	(14,510)
NET INCREASE IN CASH AND CASH EQUIVALENTS	79,829	151,746

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	368,618	330,191

CASH AND CASH EQUIVALENTS, END OF PERIOD	$448,447	$481,937

CASH PAID FOR INCOME TAXES, NET OF REFUNDS	$17,153	$12,776

CASH PAID FOR INTEREST	$181,315	$171,661

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages)

Three months ended June 30, 2013
	Rental and Management			Network Development	Total
	Domestic	International	Total	Services
Segment revenues	$521,043	$268,156	$789,199	$19,631	$808,830
Segment operating expenses (1)	95,208	102,752	197,960	7,343	205,303
Interest income, TV Azteca, net	—	3,586	3,586	—	3,586

Segment Gross Margin	425,835	168,990	594,825	12,288	607,113

Segment selling, general, administrative and development expense (1)	24,243	32,490	56,733	2,324	59,057

Segment Operating Profit	$401,592	$136,500	$538,092	$9,964	$548,056

Segment Operating Profit Margin	77%	51%	68%	51%	68%

Three months ended June 30, 2012
	Rental and Management			Network Development	Total
	Domestic	International	Total	Services
Segment revenues	$473,411	$208,851	$682,262	$15,472	$697,734
Segment operating expenses (1)	88,113	76,745	164,858	7,084	171,942
Interest income, TV Azteca, net	—	3,586	3,586	—	3,586

Segment Gross Margin	385,298	135,692	520,990	8,388	529,378

Segment selling, general, administrative and development expense (1)	21,097	19,481	40,578	1,925	42,503

Segment Operating Profit	$364,201	$116,211	$480,412	$6,463	$486,875

Segment Operating Profit Margin	77%	56%	70%	42%	70%

Six months ended June 30, 2013
	Rental and Management			Network Development	Total
	Domestic	International	Total	Services
Segment revenues	$1,036,719	$529,913	$1,566,632	$44,926	$1,611,558
Segment operating expenses (1)	187,041	201,968	389,009	17,622	406,631
Interest income, TV Azteca, net	—	7,129	7,129	—	7,129

Segment Gross Margin	849,678	335,074	1,184,752	27,304	1,212,056

Segment selling, general, administrative and development expense (1)	47,141	62,025	109,166	5,225	114,391

Segment Operating Profit	$802,537	$273,049	$1,075,586	$22,079	$1,097,665

Segment Operating Profit Margin	77%	52%	69%	49%	68%

Six months ended June 30, 2012
	Rental and Management			Network Development	Total
	Domestic	International	Total	Services
Segment revenues	$960,473	$405,779	$1,366,252	$27,999	$1,394,251
Segment operating expenses (1)	181,116	147,269	328,385	14,081	342,466
Interest income, TV Azteca, net	—	7,129	7,129	—	7,129

Segment Gross Margin	779,357	265,639	1,044,996	13,918	1,058,914

Segment selling, general, administrative and development expense (1)	40,497	43,376	83,873	2,283	86,156

Segment Operating Profit	$738,860	$222,263	$961,123	$11,635	$972,758

Segment Operating Profit Margin	77%	55%	70%	42%	70%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

Long-term obligations summary, including current portion	June 30, 2013
2012 Credit Facility	$322,000
2013 Credit Facility (1)	—
2012 Term Loan	750,000
4.625% Senior Notes due 2015	599,715
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,467
7.250% Senior Notes due 2019	296,506
5.050% Senior Notes due 2020	699,373
5.900% Senior Notes due 2021	499,385
4.700% Senior Notes due 2022	698,814
3.500% Senior Notes due 2023	992,176

Total unsecured at American Tower Corporation	$6,357,436

Secured Tower Revenue Securities, Series 2013-1A	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000
Unison Notes (2)	206,312
South African Facility (3)	84,435
Colombian long-term credit facility (3)	69,984
Colombian bridge loans (3)	48,737
Shareholder loans (4)	227,150
Indian Working Capital Facility	—
Other debt, including capital leases	61,900

Total secured or subsidiary debt	$2,498,517

Total debt	$8,855,954

Cash and cash equivalents	448,447

Net debt (total debt less cash and cash equivalents)	$8,407,507

(1)	On June 28, 2013, the Company terminated its $1.0 billion 2011 Credit Facility upon the closing of the new 2013 Credit Facility. Subsequent to the end of the second quarter, the Company used borrowings under its new 2013 Credit Facility to repay all amounts outstanding under its 2012 Credit Facility.
(2)	The Unison Notes are secured debt and were assumed as a result of the acquisition of certain legal entities holding a portfolio of property interests from Unison Holdings LLC and Unison Site Management II, L.L.C.
(3)	Denominated in local currency.
(4)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Colombia, Ghana and Uganda.

Calculation of Net Leverage Ratio ($ in thousands)	Three Months Ended June 30, 2013
Total debt	$8,855,954
Cash and cash equivalents	$448,447

Numerator: net debt (total debt less cash and cash equivalents)	$8,407,507

Adjusted EBITDA	$523,959
Denominator: annualized Adjusted EBITDA	2,095,836

Net leverage ratio	4.0x

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Share count rollforward: (in millions of shares)	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Total common shares, beginning of period	395.6	395.1
Common shares repurchased	(0.8)	(1.0)
Common shares issued	0.3	1.0

Total common shares outstanding, end of period (1)	395.1	395.1

(1)	As of June 30, 2013, excludes (a) 3.8 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $39.48 per share, (b) 3.0 million potentially dilutive shares associated with unvested stock options, and (c) 1.8 million potentially dilutive shares associated with unvested restricted stock units.

	Three Months Ended June 30		Six Months Ended June 30
Total rental and management straight-line revenue and expense(1):	2013	2012	2013	2012
Total rental and management operations straight-line revenue	$34,442	$39,056	$68,682	$77,559
Total rental and management operations straight-line expense	$7,911	$8,294	$15,026	$18,029

(1)	In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
International pass-through revenue detail:	2013	2012	2013	2012
Pass-through revenue	$71,279	$55,344	$140,930	$103,970

	Three Months Ended June 30,		Six Months Ended June 30,
Prepaid tenant rent detail:	2013	2012	2013	2012
Beginning balance	$212,671	$155,690	$198,792	$156,678
Cash received	18,031	13,349	45,043	25,471
Amortization	(14,054)	(10,503)	(27,187)	(23,613)

Ending balance	$216,649	$158,536	$216,649	$158,536

	Three Months Ended June 30,		Six Months Ended June 30,
Selling, general, administrative and development expense breakout:	2013	2012	2013	2012
Total rental and management overhead	$56,733	$40,578	$109,166	$83,873
Network development services segment overhead	2,324	1,925	5,225	2,283
Corporate and development expenses	24,097	21,236	49,312	44,583
Stock-based compensation expense	16,649	13,109	37,253	25,693

Total	$99,803	$76,848	$200,956	$156,432

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
Payments for purchase of property and equipment and construction activities:	2013	2012	2013	2012
Discretionary - capital projects	$72,856	$49,533	$130,126	$113,271
Discretionary - ground lease purchases	17,060	12,475	31,860	27,189
Start-up capital projects	7,813	6,036	14,536	7,663
Redevelopment	23,371	18,143	45,083	40,955
Capital improvements	26,442	14,469	42,324	28,398
Corporate	9,157	4,714	16,675	8,926

Total	$156,700	$105,370	$280,605	$226,402

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Three Months Ended June 30, 2013
Core Growth	18.1%	14.7%	18.2%
Estimated impact of fluctuations in foreign currency exchange rates	(0.7)%	(0.3)%	(0.2)%
Impact of straight-line revenue recognition	(1.7)%	(1.9)%	—
Impact of material one-time items	—	—	1.5%

Reported growth	15.7%	12.5%	19.5%

Six Months Ended June 30, 2013
Core Growth	19.2%	17.1%	19.6%
Estimated impact of fluctuations in foreign currency exchange rates	(1.4)%	(1.0)%	(1.4)%
Impact of straight-line revenue recognition	(1.7)%	(1.6)%	—
Impact of material one-time items	(1.3)%	(1.5)%	(3.6)%

Reported growth	14.7%	12.9%	14.6%

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Tower Count(1):	As of March 31, 2013	Constructed	Acquired	Adjustments	As of June 30, 2013
United States(2)	22,599	96	34	(9)	22,720
Brazil	4,370	19	93	—	4,482
Chile	1,181	4	—	(3)	1,182
Colombia	3,041	36	26	1	3,104
Germany	2,031	—	—	—	2,031
Ghana	1,929	2	—	—	1,931
India	10,685	110	—	(21)	10,774
Mexico(3)	6,673	48	—	—	6,721
Peru	499	—	—	—	499
South Africa	1,621	8	—	—	1,629
Uganda	1,044	76	—	—	1,120

Total	55,673	399	153	(32)	56,193

(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	Includes 274 broadcast towers.
(3)	Includes 199 broadcast towers.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$84,113	$33,689	$245,061	$244,047
Income from equity method investments	—	(5)	—	(23)
Income tax (benefit) provision	(11,447)	23,815	7,775	51,063
Other expense	141,660	118,623	119,369	65,762
Loss on retirement of long-term obligations	2,669	—	37,967	398
Interest expense	100,815	100,233	212,581	195,350
Interest income	(1,412)	(2,283)	(3,126)	(4,536)
Other operating expenses	5,898	5,944	20,217	27,791
Depreciation, amortization and accretion	184,608	172,072	370,412	321,727
Stock-based compensation expense	17,055	13,551	38,097	26,596

Adjusted EBITDA	$523,959	$465,639	$1,048,353	$928,175

Divided by total revenue	808,830	697,734	1,611,558	1,394,251

Adjusted EBITDA Margin	65%	67%	65%	67%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of Adjusted Funds From Operations and Adjusted Funds From Operations per Share are presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net Income	$84,113	$33,689	$245,061	$244,047
Real estate related depreciation, amortization and accretion	160,610	152,194	324,352	285,026
Losses from sale or disposal of real estate and real estate related impairment charges	2,401	2,195	2,670	6,010
Adjustments for unconsolidated affiliates and noncontrolling interest	8,813	9,856	11,643	16,473

NAREIT Funds From Operations	255,937	197,934	583,726	551,556

Straight-line revenue	(34,442)	(39,056)	(68,682)	(77,559)
Straight-line expense	7,911	8,294	15,026	18,029
Stock-based compensation expense	17,055	13,551	38,097	26,596
Non-cash portion of tax provision	(15,057)	10,142	(9,378)	38,287
Non-real estate related depreciation, amortization and accretion	23,998	19,878	46,060	36,701
Amortization of deferred financing costs, capitalized interest and debt discounts and premiums(1)	7,395	2,410	14,922	4,262
Other expense(2)	141,660	118,623	119,369	65,762
Loss on retirement of long-term obligations	2,669	—	37,967	398
Other operating expense(3)	3,497	3,749	17,547	21,781
Capital improvement capital expenditures(4)	(26,442)	(14,469)	(42,324)	(28,398)
Corporate capital expenditures	(9,157)	(4,714)	(16,675)	(8,926)
Adjustments for unconsolidated affiliates and noncontrolling interest	(8,813)	(9,856)	(11,643)	(16,473)

Adjusted Funds From Operations	$366,211	$306,486	$724,012	$632,016

Divided by weighted average diluted shares outstanding	399,458	398,811	399,659	398,750
Adjusted Funds From Operations per Share	$0.92	$0.77	$1.81	$1.58

(1)	Includes accrued non-cash interest expense attributable to joint-venture loans.
(2)	Primarily includes unrealized loss on foreign currency exchange rate fluctuations.
(3)	Primarily includes impairments and transaction related costs.
(4)	2012 amounts adjusted to exclude the category of capital expenditures, start-up capital projects.